Exhibit 1.1

ODYSIGHT.AI INC.

Common Stock

($0.001 par value per share)

Sales Agreement

June 5, 2026

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Ladies and Gentlemen:

Odysight.ai Inc., a Nevada corporation (the “Company”), confirms its agreement (this “Agreement”) with Roth Capital Partners, LLC (the “Agent”), as follows:

1. Issuance and Sale of Shares.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to the Agent, as sales agent and/or principal, shares (the “Placement Shares”) of common stock of the Company, $0.001 par value per share (the “Common Stock”), provided, however, that in no event shall the Company issue or sell through Agent such number of Placement Shares that (a) exceeds the number or dollar amount of shares of Common Stock that may be sold pursuant to the Registration Statement (as defined below), (b) exceeds the number of authorized but unissued shares of Common Stock of the Company, or (c) exceeds the number or dollar amount of shares of Common Stock that would cause the Company or the offering of the Placement Shares to not satisfy the eligibility and transaction requirements for use of Form S-3, including, if applicable, General Instruction I.B.6 of Registration Statement on Form S-3 (the lesser of (a), (b) and (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through or to the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-293080), including a base prospectus, relating to certain securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”). The Company will prepare a prospectus supplement specifically relating to the Placement Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agent, for use by the Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Shares, is herein called the “Registration Statement.”

The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto, shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Placements.

Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the Parties) of the number or dollar value of Placement Shares, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective immediately upon receipt by the Agent unless and until (i) the Agent declines to accept (in writing and promptly following receipt of any Placement Notice) the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder has been sold, (iii) the Company suspends or terminates the Placement Notice (which suspension and termination rights may be exercised by the Company in its sole discretion), or (iv) the Agreement has been terminated under the provisions of Section 12. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

2

3. Sale of Placement Shares by Agent.

Subject to the provisions of Section 5(a), the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market (the “Exchange”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made any sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act.

4. Suspension of Sales.

(a)	The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares (a “Suspension”); provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension is in effect, any obligation under Sections 7(l), 7(m), and 7(n) with respect to the delivery of certificates, opinions, or comfort letters to the Agent, shall be waived. Each party agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

(b)	Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares, and (iii) the Agent shall not be obligated to sell or offer to sell any Placement Shares.

3

5. Sale and Delivery to the Agent; Settlement.

(a)	Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices, and in accordance with applicable state and federal laws, rules and regulations and the rules of the Exchange, to sell such Placement Shares up to the amount specified in such Placement Notice, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent and the Company.

(b)	Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The Agent shall notify the Company in writing (email being sufficient) of each sale of Placement Shares no later than the opening day following the Trading Day that the Agent sold Placement Shares. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent, after deduction of (i) the Agent’s commission or other compensation for such sales payable by the Company pursuant to Schedule 2 hereto, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

4

(c)	Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee and such designee’s account information at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds delivered to an account designated by the Company. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date through no fault of the Agent, then in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)	Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing.

5

6. Representations and Warranties of the Company.

Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company represents and warrants to, and agrees with the Agent that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different date or time:

(a)	Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement has been filed with the Commission and declared effective under the Securities Act. The Prospectus Supplement will name the Agent as the agent in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus to which Agent has consented, which consent will not be unreasonably withheld, delayed or conditioned, or that is required by applicable law or the listing maintenance requirements of the Exchange. The Company has not, in the 12 months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements. To the Company’s knowledge, it is in compliance with all such listing and maintenance requirements.

(b)	No Misstatement or Omission. The Registration Statement, when it became or becomes effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date thereof and at each Applicable Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by Agent specifically for use in the preparation thereof.

6

(c)	Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed and will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

(d)	Financial Information. The consolidated financial statements of the Company (including the related notes and schedules) included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in compliance with the applicable requirements of the Securities Act and the Exchange Act as in effect at the time of filing or as amended or corrected in a subsequent filing and present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(e)	Conformity with EDGAR Filing. The Prospectus delivered to the Agent for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

7

(f)	Organization. The Company is duly organized, validly existing as a corporation and in good standing under the laws of the State of Nevada. The Company is duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such license or qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company or prevent the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(g)	Subsidiaries. All of the direct and indirect subsidiaries (individually, a “Subsidiary”) of the Company are set forth on Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K filed with the Commission. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any “Liens” (which for purposes of this Agreement shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(h)	No Violation or Default. The Company is not (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder where such default would reasonably be expected to have a Material Adverse Effect.

(i)	No Material Adverse Effect. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except as specifically disclosed in a subsequent filing filed prior to the date on which this representation is being made, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company which is material to the Company, (iv) any material change in the capital stock or outstanding long-term indebtedness (other than (A) the grant of additional awards under equity incentive plans, (B) changes in the number of outstanding Common Stock due to the issuance of shares upon exercise or conversion of securities exercisable for or convertible into Common Stock described in the Registration Statement or Prospectus, (C) any repurchase of capital stock of the Company, (D) as a result of the sale of Placement Shares, or (E) other than as publicly reported or announced), or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement or Prospectus (including any document deemed incorporated by reference therein).

8

(j)	Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as disclosed in the Registration Statement or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than (i) the grant of additional awards under the Company’s stock option plans, (ii) changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock , (iii) as a result of the issuance of Placement Shares, (iv) any repurchases of capital stock of the Company, or (v) as publicly announced or reported) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus. The description of the securities of the Company in the Registration Statement and the Prospectus is complete and accurate in all material respects. The Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities, except as described in the Registration Statement and the Prospectus.

(k)	Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Agreement by the Agent, is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 10 hereof may be limited by federal or state securities laws and public policy considered in respect thereof.

9

(l)	Authorization of Placement Shares. The Placement Shares, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim (other than any pledge, lien, encumbrance, security interest or other claim arising from an act or omission of the Agent or a purchaser), including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Placement Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.

(m)	No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court with jurisdiction over the Company is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale by the Company of the Placement Shares, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Exchange (including any notices that may be required by the Exchange) in connection with the sale of the Placement Shares by the Agent, (ii) as may be required under the Securities Act or (iii) as have been previously obtained by the Company.

(n)	No Preferential Rights. (i) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Stock or upon the exercise of options that may be granted from time to time under the Company’s stock option plan), (ii) no Person has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company from the Company which have not been duly waived with respect to the offering contemplated hereby, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated thereby or otherwise, except in each case for such rights as have been waived on or prior to the date hereof.

10

(o)	Independent Public Accountant. Brightman Almagor Zohar & Co., a firm in the Deloitte global network (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated into the Registration Statement and the Prospectus, are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(p)	Enforceability of Agreements. All agreements between the Company and third parties filed as exhibits into the Registration Statement, other than such agreements that have expired by their terms or whose termination is disclosed in documents filed by the Company on EDGAR, are, assuming the due authorization, execution and delivery of such agreements by the respective counterparties, legal, valid and binding obligations of the Company, and, to the Company’s knowledge, enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof, and except for any unenforceability that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(q)	No Litigation. Except as set forth in the Registration Statement or the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company is a party or to which any property of the Company is the subject that, individually or in the aggregate, if determined adversely to the Company would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings which are known to the Company and that are required under the Securities Act to be described in the Prospectus that are not so described; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(r)	Licenses and Permits. The Company possesses or has obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted, as described in the Registration Statement and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

11

(s)	[Reserved]

(t)	No Material Defaults. The Company has not defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(u)	S-3 Eligibility. At the time the Registration Statement was or will be declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met or will meet the applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.6 of Form S-3, if applicable, with respect to the aggregate market value of securities being sold pursuant to this offering. As of the close of trading on the Exchange on April 9, 2026, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $63.5 million (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the Exchange on April 9, 2026 times (y) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in General Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

12

(v)	Certain Market Activities. Neither the Company nor, to the Company’s knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(w)	Tax Matters. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state, local and foreign income and franchise tax returns and has paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Registration Statement and the Prospectus in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(x)	Title. The Company has good and marketable title in fee simple to all real property and good and valid title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any real property leased by the Company is held by it under valid, existing and enforceable leases with such exceptions as are not material or materially interfere with the use made and proposed to be made of such property by the Company.

(y)	Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and as is customary for companies in similar size as the Company and which are engaged in similar businesses in similar industries.

(z)	Intellectual Property. The Company owns or possesses adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of its business as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company has not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect; there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings against the Company challenging the Company’s rights in or to or the validity of the scope of any of the Company’s patents, patent applications or proprietary information.

13

(aa)	Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as currently conducted and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)	Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(cc)	Sarbanes-Oxley Compliance. The Company is not aware of any failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations promulgated thereunder in all material respects. Each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the past 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

14

(dd)	Finder’s Fees. The Company has not incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Agent pursuant to this Agreement.

(ee)	Labor Disputes. No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is threatened which would be reasonably likely to have a Material Adverse Effect.

(ff)	Investment Company Act. The Company is not, and immediately after receipt of payment for the Placement Shares from the Agent pursuant to this Agreement, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg)	Operations. The operations of the Company are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not reasonably be expected to have a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh)	Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

(ii)	Underwriter Agreements. Other than with respect to this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

15

(jj)	ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(kk)	Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward Looking Statement”) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)	[Reserved]

(mm)	Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

16

(nn)	No Improper Practices. (i) Neither the Company, nor to the Company’s knowledge, any of its executive officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, any affiliate of the Company, on the one hand, and the directors, officers and stockholders of the Company, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company, or any affiliate of the Company, on the one hand, and the directors, officers, stockholders or directors of the Company that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; (iv) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company to or for the benefit of any of its officers or directors or any of the members of the families of any of them; (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (B) a trade journalist or publication to write or publish favorable information about the Company or any of its products or services, and, (vi) neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus).

(oo)	No Conflicts. Neither the execution of this Agreement, nor the issuance, offering or sale of the Placement Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not reasonably be excepted to result in a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except where such violation would not reasonably be expected to have a Material Adverse Effect.

(pp)	OFAC. Neither the Company or any director, officer, agent, employee, affiliate or representative of the Company is a government, individual or entity (in this paragraph, “Person”) that is, or is owned or controlled by a Person that is, currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions; provided however, that for the purposes of this paragraph, no person shall be an affiliate of the Company solely by reason of owning less than a majority of any class of voting securities of the Company. The Company will not directly or indirectly knowingly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. The Company represents and covenants that, except as detailed in the Registration Statement or the Prospectus, for the past 5 years, the Company has not knowingly engaged in, is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

17

(qq)	Stock Transfer Taxes. On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(rr)	No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

(ss)	IT Systems. (i)(x) To the knowledge of Company, there has been no security breach or other compromise of any Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

Any certificate signed by an officer of the Company and delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Agent as to the matters set forth therein.

18

7. Covenants of the Company.

The Company covenants and agrees with Agent that:

(a)	Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s written request, any amendments or supplements to the Registration Statement or Prospectus that, upon the advice of the Company’s legal counsel, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares (other than an Incorporated Document) unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto in writing within two Trading Days of receipt thereof (provided, however, that (A) the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing if the filing does not name the Agent or does not relate to the transaction herein provided; and provided, further, that the only remedy Agent shall have with respect to the failure to by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

19

(b)	Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c)	Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Agent promptly of all such filings, provided, however, that the Company shall not be required to furnish any document to the Agent to the extent such document is available on EDGAR. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during the Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interests of the Company.

(d)	Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to effect and maintain the listing of the Common Stock (including the Placement Shares) on the Exchange.

20

(e)	Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period, in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

(f)	Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act, provided, however, that the Company will be deemed to have furnished such statement to its security holders to the extent they are filed on EDGAR.

(g)	Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(h)	Notice of Other Sales. Without the prior written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock during the period beginning on the date on which any Placement Notice is delivered to the Agent hereunder and ending immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such termination or suspension); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock prior to the termination of this Agreement (other than Common Stock or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock issued or sold pursuant to an equity line of credit or similar financing arrangement entered into between the Company and the Agent or an affiliate of the Agent); provided, however, that such restrictions will not apply in connection with the Company’s issuance or sale of (i) Common Stock, options to purchase Common Stock, or Common Stock issuable upon the exercise of options or other equity awards, pursuant to any stock option or benefits plan, stock ownership plan or dividend reinvestment plan of the Company whether now in effect or hereafter implemented or which was provided as compensation for employment or services in the ordinary course of business, (ii) Common Stock issuable upon conversion or exchange of securities exercisable, exchangeable or convertible into Common Stock (“Common Stock Equivalents”) or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent, (iii) Common Stock or Common Stock issuable upon the conversion or exercise of Common Stock Equivalents, offered and sold in a negotiated transaction to vendors, customers, strategic partners or potential strategic partners, acquisition candidates or other investors conducted in a manner so as not to be integrated with the offering of Common Stock hereby, and (iv) Common Stock or Common Stock issuable upon the conversion or exercise of Common Stock Equivalents in connection with any acquisition, strategic investment or other similar transaction (including any joint venture, strategic alliance or partnership).

21

(i)	Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.

(j)	Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(k)	Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l)	Representation Dates; Certificate. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days of each time the Company: (i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended audited financial information or a material amendment to the previously filed Form 10-K); (iii) files a quarterly report on Form 10-Q under the Exchange Act; or (iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv), a “Representation Date”), the Company shall furnish the Agent (but in the case of clause (iv) above only if the Agent reasonably determines that the information contained in such Form 8-K is material and informs the Company of such determination in writing) with a certificate, in the form attached hereto as Exhibit 7(l) (the “Representation Date Certificate”). The requirement to provide a Representation Date Certificate shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a Representation Date Certificate, then before the Company delivers the Placement Notice or the Agent sells any Placement Shares, the Company shall provide the Agent with a Representation Date Certificate, dated the date of the Placement Notice.

22

(m)	Legal Opinion. On or prior to the date of the first Placement Notice given hereunder, the Company shall cause to be furnished to the Agent a written opinion and a negative assurance letter of Greenberg Traurig, P.A. (“Company Counsel”), in form and substance reasonably satisfactory to the Agent. Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause to be furnished to the Agent a negative assurance letter of Company Counsel, in form and substance reasonably satisfactory to the Agent and its counsel, provided, that in lieu of such opinions for subsequent periodic filings under the Exchange Act, counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on a prior opinion delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

(n)	Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date, other than pursuant to Section 7(l)(iii), the Company shall cause its independent registered public accounting firm, Brightman Almagor Zohar & Co. (a firm in the Deloitte global network), to furnish the Agent with letters (the “Comfort Letters”) in form and substance reasonably satisfactory to the Agent and its counsel.

(o)	Chief Financial Officer’s Certificate. Within five (5) Trading Days after each Representation Date pursuant to Section 7(l)(iii) for which no waiver is applicable, the Company shall have delivered to the Agent a certificate executed by the Chief Financial Officer of the Company, dated as of such date, in form and substance satisfactory to the Agent.

(p)	Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent.

(q)	Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that it will not become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(r)	No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agent in its capacity as agent hereunder, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(s)	Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) provide reasonable assurance that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will use commercially reasonable efforts to maintain such controls and other procedures that comply with the requirements of the Exchange Act.

23

8. Payment of Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, in such number as the Agent shall deem necessary, (ii) the printing and delivery to the Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the reasonable out-of-pocket expenses of Agent, including fees and disbursements of counsel to the Agent, in an amount up to (a) $75,000 in connection with execution of this Agreement (which amount shall include all fees and disbursements of such counsel described in clause (x) below) and (b) quarterly disbursements of counsel to the Agent up to $7,500 per calendar quarter, (vi) the printing and delivery to the Agent of copies of any Permitted Issuer Free Writing Prospectus (defined below) and the Prospectus and any amendments or supplements thereto in such number as the Agent shall deem necessary, (vii) the preparation, printing and delivery to the Agent of copies of the blue sky survey and any supplements thereto, in such number as the Agent shall deem necessary, (viii) the fees and expenses of the transfer agent and registrar for the Common Stock, (ix) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange, and (x) any filing fees and other expenses (including financial printing costs) incident to any required review by FINRA of the terms of the sale of the Placement Shares.

9. Conditions to the Agent’s Obligations.

The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein (other than those representations and warranties made as of a specified date or time), to the due performance in all material respects by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a)	Registration Statement Effective. The Registration Statement shall remain effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)	No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or receipt by the Company of notification of the initiation of, or a written threat to initiate, any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any material Incorporated Document so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

24

(c)	No Misstatement or Omission. Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)	Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that would reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)	Legal Opinion. The Agent shall have received the opinion and negative assurance letter required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion and negative assurance letter are required pursuant to Section 7(m).

(f)	Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(n).

(g)	Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(h)	Secretary’s Certificate. On or prior to the first Representation Date, the Agent shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to the Agent and its counsel.

(i)	No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange, and the Common Stock shall not have been delisted from the Exchange.

(j)	Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.

(k)	Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l)	Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(m)	No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 12(a).

25

10. Indemnification and Contribution.

(a)	Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its partners, members, directors, officers, employees and agents and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable and documented out-of-pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)	Agent Indemnification. Agent agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to the Agent and furnished to the Company in writing by the Agent expressly for use therein. The Company hereby acknowledges that the only information that the Agent has furnished to the Company expressly for use in the Registration Statement, the Prospectus, any Prospectus Supplement or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) are the statements set forth in the first sentence of the eighth paragraph and in the ninth paragraph under the caption “Plan of Distribution” in the Prospectus (the “Agent Information”).

26

(c)	Procedure. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, , and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on written advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on written advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented out-of-pocket fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

27

(d)	Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for the purpose of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(d), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of the Agent, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

28

11. Additional Covenants.

(a)	Representations and Covenants of the Agent. The Agent represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which the Agent is exempt from registration or such registration is not otherwise required. The Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which the Agent is exempt from registration or such registration is not otherwise required. The Agent shall comply with all applicable law and regulations in connection with the transactions contemplated by this Agreement, including the issuance and sale through the Agent of the Placement Shares.

(b)	Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12. Termination.

(a)	The Agent may terminate this Agreement, by written notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that is reasonably likely to have a Material Adverse Effect or, in the sole judgment of the Agent, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 (Expenses), Section 10 (Indemnification), Section 11 (Survival of Representations), Section 17 (Governing Law; Consent to Jurisdiction) and Section 18 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 12(a), the Agent shall provide the required notice as specified in Section 13 (Notices).

(b)	The Company shall have the right, by giving five (5) days’ written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

29

(c)	The Agent shall have the right, by giving five (5) days’ written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d)	Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agent on the terms and subject to the conditions set forth herein; provided that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(e)	This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8, Section 10, Section 11(b), Section 17 and Section 18 shall remain in full force and effect. Upon any termination or expiration of this Agreement, the Company shall not have any liability to the Agent for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by the Agent under this Agreement.

(f)	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(g)	Subject to the additional limitations set forth in Section 8 of this Agreement, in the event of termination of this Agreement prior to the sale of any Placement Shares, the Agent shall be entitled only to reimbursement of its out-of-pocket expenses actually incurred.

13. Notices.

All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agent, shall be delivered to:

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Fax No.: (949) 720-7227

Attention: Managing Director

30

and

Duane Morris LLP

22 Vanderbilt Avenue

New York, NY 10017-4669

Attn: Dean M. Colucci

Phone: +1 973 424 2020

E-mail: dmcolucci@duanemorris.com

and if to the Company, shall be delivered to:

Odysight.ai Inc.

12 Abba Hillel Silver RD, Sasson Hugi Tower

Ramat Gan 5250606, Israel

Attn: Einav Brenner

E-mail: einavb@odysight.ai

with a copy to:

Greenberg Traurig, P.A.

One Azrieli Center, Round Tower, 30th Floor

132 Menachem Begin Rd

Tel Aviv 6701101, Israel

Attn: Gary Emmanuel, Esq.

E-mail: gary.emmanuel@gtlaw.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by email on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

14. Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

31

15. Adjustments for Stock Splits.

The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock consolidation, stock dividend or similar event effected with respect to the Placement Shares.

16. Entire Agreement; Amendment; Severability.

This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

17. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY AND THE AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. CONSENT TO JURISDICTION.

EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

32

19. Use of Information.

The Agent may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

20. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “execution,” “execute”, “signed,” “sign,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

21. Effect of Headings.

The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

22. Permitted Free Writing Prospectuses.

The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agent, and the Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

33

23. Absence of Fiduciary Relationship.

The Company acknowledges and agrees that: (a) The Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company on other matters, and the Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement; (b) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement; (c) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; (d) it is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and (e) it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of the Agent’s obligations under this Agreement and to keep information provided by the Company to the Agent and the Agent’s counsel confidential to the extent not otherwise publicly-available.

24. Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“Trading Day” means any day on which the Exchange is open for trading.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.

[Remainder of the page intentionally left blank]

34

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

ODYSIGHT.AI INC.

By:
Name:	Yehu Ofer
Title:	Chief Executive Officer

ACCEPTED as of the date first-above written:

ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:

35

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From: ODYSIGHT.AI INC.

To: ROTH CAPITAL PARTNERS, LLC

Attention: ___________________

Subject: Placement Notice

Date:

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Odysight.ai Inc. (the “Company”) and Roth Capital Partners, LLC (“Agent”), dated June 5, 2026, the Company hereby requests that the Agent sell up to ____________ of the Company’s Common Stock, $0.001 par value per share, at a minimum market price of $_______ per share, during the time period beginning [month, day, time] and ending [month, day, time].

36

SCHEDULE 2

Compensation

The Company shall pay to the Agent in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to up to 3.0% of the gross proceeds from each sale of Placement Shares.

37

SCHEDULE 3

Notice Parties

The Company

Yehu Ofer	yehu.ofer@odysight.ai

Einav Brenner	einavb@odysight.ai

The Agent

Lou	Ellis LEllis@roth.com
Nazan Akdeniz	NAkdeniz@roth.com
Seth Appel	sappel@roth.com

With a copy to RothECM@roth.com

38

EXHIBIT 7(l)

Form of Representation Date Certificate

____________________, 20__

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the Sales Agreement (the “Agreement”), dated June 5, 2026, and entered into between Odysight.ai Inc. (the “Company”) and Roth Capital Partners, LLC. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The undersigned, a duly appointed and authorized officer of the Company, hereby certifies on behalf of the Company and not in its individual capacity, as follows:

1.	As of the date of this Certificate (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading for this paragraph 1 to be true.

2.	Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects (unless such representation or warranty specifies a different date or time, in which case such representation or warranty is true and correct in all material respects as of such date or time, as applicable), provided, however, that such representations and warranties also shall be qualified by the disclosure included or incorporated by reference in the Registration Statement and the Prospectus.

3.	Each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4.	Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Effect.

5.	No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge threatened by any securities or other governmental authority (including, without limitation, the Commission).

6.	The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof.

The undersigned has executed this Representation Date Certificate as of the date first written above.

ODYSIGHT.AI INC.

By:
Name:
Title:

39